EXHIBIT 99.1
n e w s   r e l e a s e
QLT ANNOUNCES Q2 RESULTS FOR 2007

For Immediate Release	July 26, 2007
VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) today reported financial results for the second quarter ended June 30, 2007. Unless specified otherwise, all amounts are in U.S. dollars and in accordance with U.S. GAAP.
“It is our stated goal and ongoing commitment to manage the business to increase shareholder value,” said Bob Butchofsky, President and Chief Executive Officer. “We believe the best way to do that includes advancing our best research and development (R&D) programs and enhancing our pipeline with new opportunities. We also believe that when we see a disconnect between the value of our stock and its trading price that we can enhance shareholder value by repurchasing our shares. We have put in place a $50 million share buyback program and it is our intention to continue acquiring shares under that program.”
2007 Q2 Results
Worldwide Product Sales
Visudyne® worldwide sales for the second quarter were $59.3 million, a decrease of 37.8% over the second quarter of 2006. Visudyne sales in the U.S. were $10.3 million, down 45.4% over last year, while sales in the rest of the world were $49.0 million, a decrease of 35.9% over last year. The decline in Visudyne sales during the second quarter was mainly due to the approval of alternative therapeutics for age-related macular degeneration (AMD). Sales of Visudyne may continue to decline as doctors adopt alternative treatment practices and determine the effectiveness of combination therapy which includes Visudyne.
Eligard® worldwide sales for the second quarter were $44.6 million, up 35.4% from the second quarter of 2006. Eligard sales in the U.S. were $19.3 million, up 8.1% over last year, while sales in the rest of the world were $25.3 million, an increase of 67.9% over last year. This year Eligard has expanded into new countries in Europe, experienced continued growth in existing markets and launched the 6-month formulation in Germany. Given the continued strong Eligard sales growth the Company is now projecting that Eligard 2007 sales will be in the range of $160 million to $180 million, an increase over previously announced guidance of $140 million to $160 million.

QLT Revenues
The Company’s revenues were $35.7 million in the second quarter, down 25% from the same period last year. Revenues from Visudyne were $19.0 million in the quarter, down 46% from the second quarter last year. QLT’s share of profit from Visudyne sales decreased to 24.2% compared to 28.9% in the same period last year.
QLT Expenses
The Company has significantly reduced its cost structure year over year as we realign our business.
Research and development (R&D) expense in the second quarter was $11.1 million, down $4.7 million or 30%, from R&D expense in the second quarter last year primarily due to decreased spending on Aczone™, lemuteporfin and Atrigel® projects.
For the second quarter of 2007, selling, general and administrative (SG&A) expense was $5.6 million, down $4.2 million or 43%, from the second quarter last year, primarily due to decreased legal expenses associated with the TAP litigation.
As announced on July 10, the Company received an adverse judgement on the Massachusetts Eye and Ear Infirmary (MEEI) litigation; as a result the Company recorded a charge of $109.9 million in the quarter. The Company is currently reviewing the decision and expects to appeal. The Company may be required to post security during the appeal process (see related press release issued July 10, 2007).
Operating Income/Loss and Earnings Per Share (EPS) / Loss Per Share
Operating loss for the quarter was $105.0 million, but excluding the charge related to the MEEI judgment, operating income was $4.9 million. This was lower than operating income of $9.4 million reported in the second quarter last year primarily due to the drop in revenue from Visudyne, which was partially offset by expense reductions and growth in Eligard.
Loss per share was $0.92 in the second quarter, compared to earnings per share of $0.08 a year ago. The decline was primarily due to the litigation charge as a result of the MEEI judgment.
Non-GAAP EPS, which excludes the litigation charge, was $0.08 for the second quarter. Exhibits 1 and 2 provide the full detailed reconciliation between GAAP and non-GAAP EPS, for the second quarter and first half.
Cash and Short-term Investments
The Company’s cash and short-term investments increased from $269.8 million to $284.9 million during the second quarter of 2007 primarily due to contribution from Visudyne and Eligard revenues and the benefit of foreign exchange rate changes on our Canadian dollar denominated cash. The quarter end cash position does not reflect any payments related to the litigation charge associated with the MEEI judgment.

Share Buyback
On June 4, 2007, the Company announced a $50 million buyback program. During the second quarter the Company acquired 750,000 shares for a total of $5.8 million. The Company intends to continue that program.
About QLT
QLT Inc. is a global biopharmaceutical company dedicated to the discovery, development and commercialization of innovative therapies. Our research and development efforts are focused on pharmaceutical products in the fields of ophthalmology and dermatology. In addition, we utilize two unique technology platforms, photodynamic therapy and Atrigel®, to create products such as Visudyne® and Eligard®. For more information, visit our web site at www.qltinc.com.
Conference Call Information
QLT Inc. will hold an investor conference call to discuss second quarter 2007 results on Thursday, July 26 at 8:30 a.m. ET (5:30 a.m. PT). The call will be broadcast live via the Internet at www.qltinc.com. To participate on the call, please dial 1-800-319-4610 (North America) or 604-638-5340 (International) before 8:30 a.m. ET. A replay of the call will be available via the Internet and also via telephone at 1-800-319-6413 (North America) or 604-638-9010 (International), access code 3471, followed by the “#” sign.

QLT Inc.—Financial Highlights
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In accordance with United States generally accepted accounting principles)

	Three months ended		Six months ended
	June 30,		June 30,
(In thousands of United States dollars, except per share information)	2007	2006	2007	2006

(Unaudited)
Revenues
Net product revenue	$27,881	$41,414	$52,997	$88,219
Net royalties	7,360	5,868	14,414	8,830
Contract research and development	50	270	299	671
Licensing and milestones	367	244	652	488

	35,658	47,796	68,362	98,208

Costs and expenses
Cost of sales	12,242	11,551	20,961	21,732
Research and development	11,075	15,767	22,158	30,140
Selling, general and administrative	5,560	9,756	12,402	17,574
Depreciation	1,579	1,593	3,163	3,105
Litigation	109,897	—	109,897	—
Restructuring charge (recovery)	283	(246)	858	(194)

	140,636	38,421	169,439	72,357

Operating (loss) income	(104,978)	9,375	(101,077)	25,851

Investment and other income (expense)
Net foreign exchange (losses)	(448)	(2,105)	(423)	(3,467)
Interest income	3,442	5,218	7,346	9,835
Interest expense	(1,648)	(1,624)	(3,230)	(3,218)
Other	112	1,792	1,264	1,792

	1,458	3,281	4,957	4,942

(Loss) income from continuing operations before income taxes	(103,520)	12,656	(96,120)	30,793

Recovery (provision) for income taxes	35,024	(4,416)	32,490	(9,899)

(Loss) income from continuing operations	(68,496)	8,240	(63,630)	20,894

Loss from discontinued operations, net of income taxes	(171)	(756)	(171)	(1,278)

Net (loss) income	$(68,667)	$7,484	$(63,801)	$19,616

Basic net (loss) income per common share
Continuing operations	$(0.91)	$0.09	$(0.85)	$0.23
Discontinued operations	(0.00)	(0.01)	(0.00)	(0.01)

Net (loss) income	$(0.92)	$0.08	$(0.85)	$0.22

Diluted net (loss) income per common share
Continuing operations	$(0.91)	$0.09	$(0.85)	$0.23
Discontinued operations	(0.00)	(0.01)	(0.00)	(0.01)

Net (loss) income	$(0.92)	$0.08	$(0.85)	$0.22

Weighted average number of common shares outstanding (in thousands)
Basic	74,982	88,752	75,195 8	9,686
Diluted	74,982	88,796	75,195 8	9,726

QLT Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In accordance with United States generally accepted accounting principles)

	June 30,	December 31,
In thousands of United States dollars)	2007	2006

(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$276,763	$299,053
Short-term investment securities	5,924	75,163
Restricted cash	2,253	3,916
Accounts receivable	29,353	38,872
Income taxes receivable	4,304	4,049
Inventories	38,099	34,268
Current portion of deferred income tax assets	7,578	8,657
Other	17,967	14,031

	382,241	478,009

Property, plant and equipment	52,587	50,497
Deferred income tax assets	51,325	9,838
Goodwill	96,089	98,641
Other long-term assets	1,868	2,121

	$584,110	$639,106

LIABILITIES
Current liabilities
Accounts payable	$10,945	$15,255
Income taxes payable	60	29
Accrued restructuring charge	841	2,383
Accrued liabilities	118,374	125,805
Current portion of deferred revenue	12,936	11,508

	143,156	154,980

Deferred income tax liabilities	8,757	5,483
Uncertain tax position liabilities	1,886	—
Deferred revenue	3,673	2,929
Long-term debt	172,500	172,500

	329,972	335,892

SHAREHOLDERS’ EQUITY
Common shares	702,148	708,206
Additional paid in capital	117,942	114,724
Accumulated deficit	(668,253)	(603,251)
Accumulated other comprehensive income	102,301	83,535

	254,138	303,214

	$584,110	$639,106

As at June 30, 2007, there were 74,616,693 issued and outstanding common shares and 5,981,917 outstanding stock options.

QLT Inc.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
2007 Second Quarter Reconciliation of GAAP Earnings to

Adjusted Non-GAAP Earnings	Exhibit 1

				Three months ended
	Three months ended			June 30, 2007
	June 30, 2007			Adjusted
(In millions of United States dollars, except per share information)	GAAP	Adjustments		Non-GAAP(1)

(Unaudited)
Revenues
Net product revenue	$27.9	$—		$27.9
Net royalties	7.4	—		7.4
Contract research and development	0.1	—		0.1
Licensing and milestones	0.4	—		0.4

	35.7	—		35.7

Cost and expenses
Cost of sales	(12.2)	0.0	(a)	(12.2)
Research and development	(11.1)	0.5	(a)	(10.6)
Selling, general and administrative	(5.6)	0.6	(a), (b)	(4.9)
Depreciation	(1.6)	—		(1.6)
Litigation	(109.9)	109.9	(c)	—
Restructuring charge	(0.3)	0.3	(d)	—

	(140.6)	111.3		(29.4)

Operating (loss) income	(105.0)	111.3		6.3

Investment and other income (expense)
Net foreign exchange losses	(0.4)	—		(0.4)
Interest income	3.4	—		3.4
Interest expense	(1.6)	—		(1.6)
Other	0.1	—		0.1

	1.5	—		1.5

(Loss) income from continuing operations before income taxes	(103.5)	111.3		7.7

Recovery for income taxes	35.0	(36.4)	(e)	(1.4)

(Loss) income from continuing operations	(68.5)	74.9		6.4

(Loss) income from discontinued operations, net of income taxes	(0.2)	—		(0.2)

Net (loss) income	$(68.7)	$74.9		$6.2

Basic net (loss) income per common share:
Continuing operations	$(0.91)			$0.09
Discontinued operations	(0.00)			(0.00)

Net (loss) income	$(0.92)			$0.08

Diluted net (loss) income per common share:
Continuing operations	$(0.91)			$0.09
Discontinued operations	(0.00)			(0.00)

Net (loss) income	$(0.92)			$0.08

Weighted average number of common shares outstanding (in millions)
Basic	74.9			74.9
Diluted	74.9			75.0
Adjustments:
(a)   Remove stock based compensation.
(b)   Remove impairment of equipment.
(c)   Remove patent litigation charge.
(d)   Remove restructuring charge.
(e)   Remove the income tax impact of (b) and (c).
(1) The adjusted non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. Management believes that the adjusted non-GAAP financial measures are useful for the purpose of financial analysis. Management uses these measures internally to evaluate the Company’s operating performance before items that are considered by management to be outside of the Company’s core operating results.

QLT Inc.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Six months ended June 30, 2007 Reconciliation of GAAP Earnings to

Adjusted Non-GAAP Earnings	Exhibit 2

				Six months ended
	Six months ended			June 30, 2007
	June 30, 2007			Adjusted
(In millions of United States dollars, except per share information)	GAAP	Adjustments		Non-GAAP(1)

(Unaudited)
Revenues
Net product revenue	$53.0	$—		$53.0
Net royalties	14.4	—		14.4
Contract research and development	0.3	—		0.3
Licensing and milestones	0.7	—		0.7

	68.4	—		68.4

Cost and expenses
Cost of sales	(21.0)	0.0	(a)	(21.0)
Research and development	(22.2)	1.1	(a)	(21.1)
Selling, general and administrative	(12.4)	0.9	(a), (b)	(11.5)
Depreciation	(3.2)	—		(3.2)
Litigation	(109.9)	109.9	(c)	—
Restructuring charge	(0.9)	0.9	(d)	—

	(169.4)	112.7		(56.7)

Operating (loss) income	(101.1)	112.7		11.7

Investment and other income (expense)
Net foreign exchange losses	(0.4)	—		(0.4)
Interest income	7.3	—		7.3
Interest expense	(3.2)	—		(3.2)
Other	1.3	—		1.3

	5.0	—		5.0

(Loss) income from continuing operations before income taxes	(96.1)	112.7		16.6

Recovery for income taxes	32.5	(36.6)	(e)	(4.1)

(Loss) income from continuing operations	(63.6)	76.2		12.6

(Loss) income from discontinued operations, net of income taxes	(0.2)	—		(0.2)

Net (loss) income	$(63.8)	$76.2		$12.4

Basic net (loss) income per common share:
Continuing operations	$(0.85)			$0.17
Discontinued operations	(0.00)			(0.00)

Net (loss) income	$(0.85)			$0.16

Diluted net (loss) income per common share:
Continuing operations	$(0.85)			$0.17
Discontinued operations	(0.00)			(0.00)

Net (loss) income	$(0.85)			$0.16

Weighted average number of common shares outstanding (in millions)
Basic	75.2			75.2
Diluted	75.2			75.2
Adjustments:
(a)   Remove stock based compensation.
(b)   Remove impairment of equipment.
(c)   Remove patent litigation charge.
(d)   Remove restructuring charge.
(e)   Remove the income tax impact of (b) and (c).
(1) The adjusted non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. Management believes that the adjusted non-GAAP financial measures are useful for the purpose of financial analysis. Management uses these measures internally to evaluate the Company’s operating performance before items that are considered by management to be outside of the Company’s core operating results.

QLT Inc.:
Vancouver, Canada
Therese Hayes
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
Atrigel is a registered trademark of QLT USA, Inc.
Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-aventis.
QLT Inc. is listed on the NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”
A full explanation of how QLT determines and recognizes revenue resulting from Visudyne sales is contained in the financial statements contained in the periodic reports on Forms 10-Q and 10-K, under the heading “Significant Accounting Policies — Revenue Recognition.” Visudyne sales are product sales by Novartis under its agreement with QLT.
Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of the Securities Act (Ontario). Forward-looking statements include, but are not limited to: our expectations regarding the future role of Visudyne and statements which contain language such as: “assuming,” “prospects,” “future,” “projects,” “expects” and “outlook.” Such forward-looking statements and information include statements with respect to QLT’s intention to purchase its common shares, QLT’s expectations with respect to increasing shareholder value; expectations with respect to QLT’s future products and programs, and in-licensing or acquisition transactions. Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Factors that could cause actual events or results to differ materially include, but are not limited to: the Company’s future operating results are uncertain and likely to fluctuate; currency fluctuations in primary markets might impact financial results; the risk that future sales of Visudyne and Eligard may be less than expected (including as a result of the timing and impact of existing competitive products and/or new products launched by competitors and the level of physician acceptance of Visudyne in combination with other agents); the Company’s reliance on third parties for the manufacture and marketing of Visudyne and Eligard; our expectation that we will appeal the MEEI decision; the cost of litigation can be unpredictable and may increase our 2007 SG&A expenses and adversely affect financial condition beyond what is currently expected; the extent to which QLT repurchases its shares under the normal course issuer bid may be impacted by market factors; general economic conditions and other factors, including those described in detail in QLT’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.